Exhibit 99
PRESS RELEASE

For Release:	August 10, 2010
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS SECOND QUARTER AND SIX MONTHS 2010 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced a second quarter 2010 loss of $2.488 million or $.73 per share compared to net income of $.461 million, or $.13 per share for the second quarter of 2009. Net income for the first six months of 2010 totaled $1.038 million, or $.30 per share, compared to $.551 million, or $.16 per share, for the same period in 2009. The second quarter results include a provision for loan losses of $2.800 million and $1.800 million of write-downs of OREO properties. Operating results for the six month period in 2010 include a $3.700 million provision, the $1.800 million OREO write-downs, and a $3.500 million deferred tax benefit. Total shareholders’ equity at June 30, 2010 totaled $56.231 million, compared to $53.939 million on June 30, 2009, an increase of $2.292 million, or 4.25%. Book value of common shareholders’ equity was $13.34 per share at June 30, 2010 compared to $12.55 per share at June 30, 2009.
Income before tax, and excluding the loan loss provisions and OREO write-downs for the second quarter of 2010 amounted to $1.086 million compared to $1.020 million in 2009 while the 2010 six month adjusted income would total $2.286 million compared to $1.667 million in 2009. Outside of the credit items impacting this quarter, the company continues to gain positive momentum in terms of its core earning asset base with a sound balance sheet structure, coupled with strong core deposit growth which has been a central focus of this year’s business initiatives. Core deposits totaled $271.026 million at June 30, 2010 a 29.2% increase from 2009 year end core deposits of $209.828 million.
The larger loan loss provisions, along with the OREO write-downs, primarily reflect the continued deterioration of a few large existing nonperforming credit relationships in Southeast Michigan and two smaller relationships which emerged this year. In addition, a portion of the provision was to increase the general allowance for loan losses, which stands at 1.65% at June 30, 2010, in recognition of the remaining adverse economic factors associated with the stagnant and depressed commercial real estate markets in many metropolitan areas such as Southeast Michigan. The OREO write-down includes a $1.4 million adjustment on a vacant parcel of land in Southeast Michigan which has decreased in value by more than 75% since the inception of the credit relationship in 2006.
Nonperforming assets at the end of the second quarter of 2010 totaled $16.719 million, 3.34% of total assets, a reduction of $4.322 million from 2009 year end balances of $21.041 million. Kelly George, President and Chief Executive Officer of mBank, commented, “We are working aggressively to reduce our nonperforming asset levels. We expect additional reductions in future periods, including a third quarter reduction resulting from a forward contract sale of a $3.2 million commercial property. Nonaccrual loans represent 2.87% of total loans and loan delinquencies greater than 30 days have remained stable and continue to reside below peer levels and manageable. The company’s Texas Ratio remained satisfactory at 26.71%. We will continue our timely and aggressive efforts in the identification and resolution of nonperforming assets which should result in more normalized loan loss provisions and lowered credit related costs in future periods.”
Loans at June 30, 2010 totaled $384.839 million, a 3.45% increase from the $372.004 million at June 30, 2009, and were relatively unchanged from 2009 year end balances of $384.310 million. Mr. George stated, “Given the current economic environment, and competitive requirements for loan pricing and credit quality, we are pleased with current year to date production which totaled $36.0 million, 75% of this production originated in the Upper Peninsula. We continue to see loan opportunities, not only in the Upper Peninsula, but also in Lower Michigan and our current pipeline is promising. A part of our success in loan production is attributed to our expertise with the SBA and USDA loan guarantee programs. These programs benefit us with new loan opportunities along with a secondary source of balance sheet liquidity and the potential for significant fee income when the guaranteed portion is sold. Thus far in 2010 we have sold $5.8 million of these loan balances and recognized $.449 million in gains.”
Total assets of the Corporation at June 30, 2010 were $500.774 million, down $5.530 million, or 1.09% from the $506.304 million in total assets reported at June 30, 2009 and down $14.603 million, or 2.83%, from total assets of $515.377 million at year-end 2009. Asset totals at June 30, 2010 reflect the decrease of $11.571 million in securities.
Total deposits of $405.784 were lower than deposit totals reported at June 30, 2009 of $413.152 million and 2009 year-end deposits of $421.389 million. The decreased deposit level was due entirely to lower levels of brokered deposits, a very positive initiative given the current regulatory climate for this type of funding source, which totaled $111.106 million at June 30, 2010 compared to $175.176 million at 2009 year end and $184.805 million at June 30, 2009.
Noninterest income, totaled $.593 million in the second quarter of 2010, compared to $.439 million in the same period in 2009. Noninterest income for the six month period in 2010 amounted to $1.400 million compared to $.830 million in 2009. The increase in noninterest income for 2010 is primarily due to gains that were recognized for SBA loan sales. The Corporation also recognized $.215 million in gains from the sale of securities which was recorded in the first quarter of 2010. Noninterest expense totaled $5.331 million in the second quarter, an increase of $1.860 million from the second quarter of 2009. This increase stems primarily from the $1.800 million of OREO write-downs recorded in the 2010 second quarter. On a year to date basis 2010 noninterest expense totaled $8.959 million, an increase of $2.249 million when compared to the six months ended June 30, 2009. The increase in expenses is primarily attributed to costs associated with nonperforming assets which were $2.1 million higher in 2010 and included the OREO write-down.
MFNC Chairman and CEO Paul Tobias concluded, “We remain focused on increasing shareholder value. The loss for the second quarter is disappointing but a momentary setback in our forward progress towards increased profitability. Our core earnings are increasing. We continue to look for opportunities that will enhance the franchise value including FDIC assisted transactions along with traditional acquisitions that will be accretive to earnings and additive to our core deposit objectives.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $500 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	For The Period Ended
	June 30,	December 31,	June 30,
	2010	2009	2009
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$500,774	$515,377	$506,304
Loans	384,839	384,310	372,004
Investment securities	34,942	46,513	95,620
Deposits	405,784	421,389	413,152
Borrowings	36,140	36,140	36,210
Shareholders’ Equity	56,231	55,299	53,939

Selected Statements of Income Data (six months and year ended):
Net interest income	$8,045	$16,287	$7,546
Provision for loan losses	3,700	3,700	700
Income (Loss) before taxes and preferred dividend	(3,214)	3,536	967
Net income	1,038	1,907	551
Income per common share - Basic	.30	.56	.16
Income per common share - Diluted	.30	.56	.16

Three Months Ended:
Net interest income	$4,023	$4,431	$4,051
Income (Loss) before taxes and preferred dividend	(3,514)	(16)	870
Net income (Loss)	(2,488)	(180)	461
Income (Loss) per common share - Basic	(0.73)	(.05)	.13
Income (Loss) per common share - Diluted	(0.73)	(.05)	.13
Weighted average shares outstanding	3,419,736	3,419,736	3,419,736

Selected Financial Ratios and Other Data (six months and year ended):
Performance Ratios:
Net interest margin	3.53%	3.59%	3.47%
Efficiency ratio	77.08	73.37	79.25
Return on average assets	.41	.39	.23
Return on average common equity	3.70	3.77	2.42

Average total assets	$505,703	$493,652	$473,074
Average total common shareholders’ equity	$56,506	$50,531	$45,856
Average loans to average deposits ratio	93.59	% 92.99%	95.90%

Common Share Data (at end of period):
Market price per common share	$6.50	$4.64	$4.50
Book value per common share	$13.34	$13.10	$12.55
Common shares outstanding	3,419,736	3,419,736	3,419,736

Other Data (at end of period):
Allowance for loan losses	$6,371	$5,225	$4,119
Non-performing assets	$16,719	$21,041	$14,825
Allowance for loan losses to total loans	1.66	% 1.36%	1.11%
Non-performing assets to total assets	3.34	% 4.08%	2.93%
Texas Ratio*	26.71	% 34.77%	25.54%
Number of:
Branch locations	11	10	11
FTE Employees	105	100	102

*	Texas Ratio: Non-performing Assets divided by Total Equity plus Allowance for Loan Losses

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
(Dollars in thousands)	2010	2009	2009
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$39,165	$18,433	$12,189
Federal funds sold	12,000	27,000	—

Cash and cash equivalents	51,165	45,433	12,189

Interest-bearing deposits in other financial institutions	678	678	618
Securities available for sale	34,942	46,513	95,620
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	302,228	305,670	296,392
Mortgage	78,428	74,350	71,777
Installment	4,183	4,290	3,835

Total Loans	384,839	384,310	372,004
Allowance for loan losses	(6,371)	(5,225)	(4,119)

Net loans	378,468	379,085	367,885

Premises and equipment	10,085	10,165	11,064
Other real estate held for sale	5,676	5,804	4,950
Other assets	15,966	23,905	10,184

TOTAL ASSETS	$500,774	$515,377	$506,304

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing deposits	$41,434	$35,878	$33,368
NOW, money market, checking	118,909	95,790	75,974
Savings	20,110	18,207	21,411
CDs<$100,000	90,573	59,953	72,139
CDs>$100,000	23,652	36,385	25,455
Brokered	111,106	175,176	184,805

Total deposits	405,784	421,389	413,152

Borrowings:
Federal Home Loan Bank	35,000	35,000	35,000
Other	1,140	1,140	1,210

Total borrowings	36,140	36,140	36,210
Other liabilities	2,619	2,549	3,003

Total liabilities	444,543	460,078	452,365

TOTAL SHAREHOLDERS’ EQUITY	56,231	55,299	53,939

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$500,774	$515,377	$506,304

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands except per share data)	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,227	$5,104	$10,418	$10,106
Tax-exempt	47	84	99	174
Interest on securities:
Taxable	356	673	753	1,132
Tax-exempt	7	3	14	4
Other interest income	37	14	77	16

Total interest income	5,674	5,878	11,361	11,432

INTEREST EXPENSE:
Deposits	1,439	1,566	2,896	3,344
Borrowings	212	261	420	542

Total interest expense	1,651	1,827	3,316	3,886

Net interest income	4,023	4,051	8,045	7,546
Provision for loan losses	2,800	150	3,700	700

Net interest income after provision for loan losses	1,223	3,901	4,345	6,846

OTHER INCOME:
Service fees	252	271	474	514
Net security gains	—	—	215	—
Net gains on sale of secondary market loans	276	84	575	142
Other	65	84	136	174

Total other income	593	439	1,400	830

OTHER EXPENSES:
Salaries and employee benefits	1,781	1,561	3,501	3,158
Occupancy	345	355	690	733
Furniture and equipment	197	222	391	411
Data processing	205	224	394	444
Professional service fees	161	144	334	297
Loan and deposit	2,239	512	2,856	773
Telephone	45	46	92	89
Advertising	72	80	144	158
Other	285	326	557	646

Total other expenses	5,330	3,470	8,959	6,709

Income (Loss) before provision for income taxes	(3,514)	870	(3,214)	967
Provision for (benefit of) income taxes	(1,212)	271	(4,623)	278

NET INCOME (LOSS)	(2,302)	599	1,409	689

Preferred dividend expense	186	138	371	138

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(2,488)	$461	$1,038	$551

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.73)	$.13	$.30	$.16

Diluted	$(0.73)	$.13	$.30	$.16

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2010	2009	2009
Commercial Loans
Real estate — operators of nonresidential buildings	$50,000	$48,689	$44,087
Hospitality and tourism	43,883	45,315	35,033
Commercial construction	27,219	24,591	26,125
Real estate agents and managers	20,727	24,242	24,614
Other	160,399	162,833	166,533

Total Commercial Loans	302,228	305,670	296,392

1-4 family residential real estate and construction	78,428	74,350	71,777
Consumer	4,183	4,290	3,835

Total Loans	$384,839	$384,310	$372,004

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2010	2009	2009
Nonperforming Assets :
Nonaccrual loans	$10,174	$14,368	$9,283
Loans past due 90 days or more	—	—	—
Restructured loans	869	869	592

Total nonperforming loans	11,043	15,237	9,875
Other real estate owned	5,676	5,804	4,950

Total nonperforming assets	$16,719	$21,041	$14,825

Nonperforming loans as a % of loans	2.87%	3.96%	2.65%

Nonperforming assets as a % of assets	3.34%	4.08%	2.93%

Reserve for Loan Losses:
At period end	$6,371	$5,225	$4,119

As a % of average loans	1.66%	1.39%	1.11%

As a % of nonperforming loans	57.69%	34.29%	41.71%

As a % of nonaccrual loans	62.62%	36.37%	44.37%

Charge-off Information (year to date):
Average loans	383,398	374,796	371,278

Net charge-offs	2,554	2,752	858

Charge-offs as a % of average loans	.67%	.73%	.23%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
BALANCE SHEET (Dollars in thousands)

Total loans	$384,839	$377,311	$384,310	$384,100	$372,004
Allowance for loan losses	(6,371)	(4,737)	(5,225)	(4,081)	(4,119)

Total loans, net	378,468	372,574	379,085	380,019	367,885
Intangible assets	—	—	—	—	6
Total assets	500,774	502,427	515,377	513,180	506,304
Core deposits	271,026	236,227	209,828	200,541	202,892
Noncore deposits (1)	134,758	168,985	211,561	218,040	210,260

Total deposits	405,784	405,212	421,389	418,581	413,152
Total borrowings	36,140	36,140	36,140	36,140	36,210
Total shareholders’ equity	56,231	58,722	55,299	55,766	53,939
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$502,942	$508,495	$514,102	$513,687	$491,205
Loans	382,169	384,640	386,203	370,310	371,609
Deposits	405,449	413,897	418,280	419,102	401,510
Equity	57,889	55,109	55,665	54,594	49,855

INCOME STATEMENT (Dollars in thousands)

Net interest income	$4,023	$4,022	$4,431	$4,310	$4,051
Provision for loan losses	2,800	900	2,300	700	150

Net interest income after provision	1,223	3,122	2,131	3,610	3,901
Total noninterest income	593	807	1,503	2,418	439
Total noninterest expense	5,330	3,629	3,650	3,443	3,470

Income (Loss) before taxes	(3,514)	300	(16)	2,585	870
Provision for (benefit of) income taxes	(1,212)	(3,411)	(22)	864	271
Preferred dividend expense	186	185	186	185	138

Net income (loss) available to common shareholders	$(2,488)	$3,526	$(180)	$1,536	$461

PER SHARE DATA

Earnings (Losses) - basic	$(.73)	$1.03	$(.05)	$.45	$.13
Earnings (Losses)- diluted	(.73)	1.03	(.05)	.45	.13
Book value per common share	13.34	14.08	13.10	13.25	12.55
Market value, closing price	6.50	4.72	4.64	4.10	4.50

ASSET QUALITY RATIOS

Nonperforming loans/total loans	2.87	% 2.62%	3.96%	3.00%	2.65%
Nonperforming assets/total assets	3.34	3.51	4.08	3.38	2.93
Allowance for loan losses/total loans	1.66	1.26	1.36	1.06	1.11
Allowance for loan losses/nonperforming loans	57.69	47.87	34.29	35.40	41.71
Texas Ratio(2)	26.71	27.76	34.77	28.99	25.54

PROFITABILITY RATIOS

Return on average assets	(1.98)	% 2.81%	(.14)%	1.19%	.38%
Return on average equity	(17.24)	25.95	(1.28)	11.16	3.71
Net interest margin	3.56	3.51	3.74	3.66	3.58
Efficiency ratio	76.04	78.12	71.03	70.09	76.55
Average loans/average deposits	94.26	92.93	92.33	88.36	92.55

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.38	% 9.85%	9.75%	9.74%	9.65%
Tier 1 capital to risk weighted assets	11.65	12.48	11.92	12.18	11.94
Total capital to risk weighted assets	12.91	13.69	13.17	13.19	13.00
Average equity/average assets	11.51	10.84	10.83	10.63	10.15
Tangible equity/tangible assets	11.51	10.84	10.83	10.87	10.65

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

(2)	Texas Ratio: Nonperforming Assets divided by Total Equity plus Allowance for Loan Losees

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

LOAN PORTFOLIO BALANCES	TRANSACTIONALACCOUNT DEPOSITS

NET INTEREST MARGIN	EFFICIENCY RATIO

COMMON SHARE DATA
BOOK VERSUS MARKET VALUE